As filed with the Securities and Exchange Commission on June 21, 2022

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

STAR EQUITY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0145723 (I.R.S. Employer Identification Number)

Star Equity Holdings, Inc.

53 Forest Avenue, Suite 101

Old Greenwich, Connecticut 06870

Tel: (203) 489-9500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

____________________________

STAR EQUITY HOLDINGS, INC. 2018 INCENTIVE PLAN

(Full Title of Plan)

____________________________

Richard K. Coleman, Jr.

Chief Executive Officer

Star Equity Holdings, Inc.

53 Forest Avenue, Suite 101

Old Greenwich, Connecticut 06870

Tel: (203) 489-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________________

With a copy to:

Kenneth A. Schlesinger, Esq.

Claudia B. Dubón, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

(212) 451-2300

____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________________________

EXPLANATORY NOTE

Star Equity Holdings, Inc. (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) to register an additional 377,882 shares (the “Additional Shares”) of its common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the terms and in the manner set forth in the Company’s 2018 Incentive Plan, as Amended (the “2018 Plan”). The stockholders of the Company originally approved the 2018 Plan on April 27, 2018 (the “Effective Date”). On July 31, 2020, the stockholders of the Company approved an amendment to the 2018 Plan in order to, among other things, increase the number of shares of Common Stock authorized for issuance under the 2018 Plan from 150,000 shares (plus certain shares available under prior plans) to 450,000 shares (plus certain shares available under prior plans). On May 31, 2022, the stockholders of the Company approved an amendment to the 2018 Plan in order to, among other things, increase the number of shares of Common Stock authorized for issuance under the 2018 Plan from 450,000 shares (plus certain shares available under prior plans) to 800,000 shares (plus certain shares available under prior plans).

The Additional Shares consist of: (a) 350,000 shares of Common Stock (the “Additional Plan Shares”); (b) shares of Common Stock (of which there are 27,500 shares) that have again become available for issuance pursuant to the reserved share replenishment provisions of the 2018 Plan as a result of (i) stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or (ii) restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares (the “2018 Carryover Shares”); and (c) shares of Common Stock (of which there are 382 shares) that have again become available for issuance pursuant to the reserved share replenishment provisions of the Company’s 2014 Equity Incentive Award Plan (the “2014 Plan”) as a result of (i) stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or (ii) restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares (the “2014 Carryover Shares”, and together with the 2018 Carryover Shares, the “Additional Carryover Shares”).

A registration statement on Form S-8 (File No. 333-228214) (the “2018 Registration Statement”) was filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2018, registering the initial 188,338 shares of Common Stock available for issuance under the 2018 Plan on the Effective Date consisting of (a) 150,000 shares of Common Stock (the “Initial Plan Shares”); (b) shares of Common Stock (of which there were 30,867 shares) remaining available for future grants under the 2014 Plan as of the Effective Date (the “Available 2014 Plan Shares”); and (c) shares of Common Stock (of which there were 7,471 shares) that, between the Effective Date and before November 3, 2018, again became available for issuance pursuant to the reserved share replenishment provisions of the 2014 Plan (the “Initial Replenishment Shares”) as a result of (i) stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, and (ii) restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. The Available 2014 Plan Shares and the Initial Replenishment Shares are collectively referred to herein as the “Initial Carryover Shares.” The Company’s authority to grant new awards under the 2014 Plan terminated upon shareholder approval of the 2018 Plan on the Effective Date.

In addition, a registration statement on Form S-8 (File No. 333-250177) (the “2020 Registration Statement”) was filed with the Commission on November 18, 2020, registering an additional 316,040 shares of Common Stock available for issuance under the 2018 Plan, consisting of (a) 300,000 shares of Common Stock and (b) shares of Common Stock (of which there were 16,040 shares) that, on or after November 3, 2018, again became available for issuance pursuant to the reserved share replenishment provisions of the 2014 Plan (the “Additional Replenishment Shares”) as a result of (i) stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, and (ii) restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares.

The Initial Carryover Shares (of which there were 38,338 shares) and the Additional Replenishment Shares (of which there were 16,040 shares) were previously registered under the 2014 Plan on Form S-8, filed with the Commission on June 6, 2014 (Registration Statement No. 333-196562) (the “2014 Registration Statement”, and together with the 2020 Registration Statement and the 2018 Registration Statement, the “Prior Registration Statements”).  The 2014 Registration Statement registered an aggregate of 150,674 shares of Common Stock.  A post-effective amendment to the 2014 Registration Statement to deregister the Initial Carryover Shares was filed immediately prior to the 2018 Registration Statement. A post-effective amendment to the 2014 Registration Statement to deregister the Additional Replenishment Shares was filed immediately prior to the filing of the 2020 Registration Statement.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to General Instruction E to Form S-8, the contents of the 2020 Registration Statement and 2014 Registration Statement are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of the 2020 Registration Statement and 2014 Registration Statement are modified as set forth in this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed with the Commission by the Company are incorporated by reference herein:

(1)	The Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 31, 2022 (as updated by our Current Report on Form 8-K filed on June 17, 2022);
(2)	The Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the Commission on May 23, 2022;
(3)	The Current Reports on Form 8-K (other than information furnished rather than filed) filed with the Commission on January 12, 2022, January 25, 2022, February 14, 2022, February 25, 2022, March 22, 2022 (with respect to the filed portions contained therein), March 29, 2022, April 4, 2022, April 5, 2022, April 22, 2022, May 17, 2022, May 19, 2022, June 2, 2022, June 14, 2022 and June 17, 2022; and
(4)	The Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022; and
(5)	The description of common stock contained in Forms 8 and 8-A previously filed with the Commission and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than documents or information deemed to have been “furnished” and not “filed”) after the date hereof and before the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Our Restated Certificate of Incorporation provides that, to the fullest extent permitted by law, a director of Star Equity Holdings, Inc. (referred to therein as the “Corporation”) shall not be personally liable to the Company or to its stockholders for monetary damages for any breach of fiduciary duty as a director.

Article V of our Restated Certificate of Incorporation also provides:

“(A) EXCULPATION. A director of the Corporation (each, a “Director” and collectively, the “Directors”) shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation’s stockholders, further reductions in the liability of the Directors for breach of fiduciary duty, then a Director shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

(B) INDEMNIFICATION. To the extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested Directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

(C) EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a Director, officer, agent or other person existing at the time of, or increase the liability of any Director with respect to any acts or omissions of such Director occurring prior to, such repeal or modification.”

Furthermore, our Bylaws provide (A) for indemnification of directors as set forth above, and (B) indemnification of officers of the Company to the fullest extent permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law also provides for indemnification of officers, directors, employees, and agents of Delaware corporations. It is set forth below:

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)       A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)       A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)       To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)       Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1)       By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or

(2)       By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or

(3)       If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

(4)       By the stockholders.

(e)       Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)       The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)       A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)       For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)       For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)       The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)       The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

We have entered into, and intend to continue to enter into, separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our Restated Certificate of Incorporation and Bylaws. We also have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2006).
4.2	Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2013).
4.3	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015).
4.4	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018).
4.5	Amended and Restated Bylaws of Digirad Corporation dated May 4, 2007 and Amendment No. 1 to the Amended and Restated Bylaws of Digirad Corporation dated April 5, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 1, 2017).
4.6	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 31, 2019).
4.7	Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2019).

4.8	Certificate of Amendment of the Restated Certificate of Incorporation of Digirad Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 28, 2020.
4.9	Certificate of Designation of Series C Participating Preferred Stock of Star Equity Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2021).
4.10	Certificate of Amendment of the Restated Certificate of Incorporation of Star Equity Holdings, Inc. (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement filed with the SEC on September 22, 2021).
4.11	Certificate of Amendment of the Restated Certificate of Incorporation of Star Equity Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 2, 2022).
4.12	Amended and Restated Certificate of Designations, Rights and Preferences of 10% Series A Cumulative Perpetual Preferred Stock of Star Equity Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 2, 2022).
4.13	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-113760) filed with the SEC on March 19, 2004).
4.14	Preferred Stock Rights Agreement, by and between Digirad Corporation and American Stock Transfer and Trust Company, dated November 22, 2005 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A filed with the SEC on November 29, 2005).
4.15	Tax Benefit Preservation Plan by and between Digirad Corporation and American Stock Transfer & Trust Company, dated as of May 23, 2013 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 24, 2013).
4.16	Tax Benefit Preservation Plan Amendment, dated November 11, 2013, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2014).
4.17	First Amendment to Preferred Stock Rights Agreement, dated as of March 5, 2015, by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2015).
4.18	Promissory Note, dated January 12, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 4.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on January 19, 2018).
4.19	Promissory Note, dated June 1, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Co-Invest I, LP (incorporated by reference to Exhibit 4.1 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on June 7, 2018).
4.20	Promissory Note, dated December 17, 2018, made by ATRM Holdings, Inc. for the benefit of Lone Star Value Management, LLC (incorporated by reference to Exhibit 4.2 to ATRM Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on December 18, 2018).

4.21	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2020).
4.22	Form of Maxim Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2020, referencing Exhibit 1.1 (Underwriting Agreement) to the same Current Report on Form 8-K).
4.23	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2020).
4.24	Warrant Agent Agreement, dated May 28, 2020, between Digirad Corporation and American Stock Transfer & Trust Company, LLC. (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 29, 2020).
4.25	Rights Agreement, dated as of June 2, 2021, by and between Star Equity Holdings, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2021).
4.26	Tax Benefit Preservation Plan by and between Star Equity Holdings, Inc. and American Stock Transfer & Trust Company, dated as of June 2, 2021 (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement filed with the SEC on September 22, 2021).
4.27	Form of Pre-Funded Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2022).
4.28	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2022).
4.29	Warrant Agent Agreement, dated January 10, 2022, between Star Equity Holdings, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2022).
4.30	Underwriter's Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 25, 2022, referencing Exhibit 1.1 (Underwriting Agreement) to the same Current Report on Form 8-K).
4.31	Form of 2018 Incentive Plan, as amended May 31, 2022 (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement filed with the Commission on April 29, 2022).
5.1*	Opinion of Olshan Frome Wolosky LLP, counsel to the Company.
23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.
23.2*	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).
107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings

(a)       The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Greenwich, State of Connecticut on the 21st day of June, 2022.

STAR EQUITY HOLDINGS, INC.

By:	/s/ Richard K. Coleman, Jr.
	Name:	Richard K. Coleman, Jr.
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Star Equity Holdings, Inc. hereby constitutes and appoints Jeffrey E. Eberwein and David J. Noble, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Jeffrey E. Eberwein	Executive Chairman of the Board of Directors	June 21, 2022
Jeffrey E. Eberwein
/s/ Richard K. Coleman, Jr.	Director and Chief Executive Officer (Principal Executive Officer)	June 21, 2022
Richard K. Coleman, Jr.
/s/ David J. Noble	Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2022
David J. Noble
/s/ Mitchell I. Quain	Director	June 21, 2022
Mitchell I. Quain
/s/ Michael A. Cunnion	Director	June 21, 2022
Michael A. Cunnion
/s/ John W. Sayward	Director	June 21, 2022
John W. Sayward
/s/ John W. Gildea	Director	June 21, 2022
John W. Gildea